FOR IMMEDIATE RELEASE
CONTACT:
Michael Weber
Chief Financial Officer, XRS Corporation
952-707-5600

XRS Corporation Reports Fiscal 2013 Fourth Quarter and Year-end Results

Mobile software revenue grew 20 percent in fiscal 2013.
Four consecutive quarters of net income drove annual free cash flow of $5.6 million.
Non-GAAP earnings of $2.1 million, or $0.07 per diluted share, for the fourth quarter of fiscal 2013.

MINNEAPOLIS, November 7, 2013 — XRS Corporation (NASDAQ:XRSC) reported results for its fiscal 2013 fourth quarter and year ended September 30, 2013.

“This past fiscal year, our financial performance generated four consecutive quarters of profitability with strong mobile software growth of 20 percent,” said Jay Coughlan, chairman and chief executive officer of XRS Corporation. “In addition, we launched our new XRS mobile solution and strengthened our management team, which improves our leadership position in the mobile trucking intelligence market. The mobile trucking intelligence market continues to expand as the trucking industry begins to anticipate the impact of the new federal mandate requiring commercial trucks to have an electronic logging device beginning in calendar 2015.

“Fiscal 2014 will be a year of significant transition for the Company as we begin the migration of our legacy customers to the XRS mobile solution. As we transition from our legacy hardware-based solutions to our no upfront cost mobile solutions, we expect soft overall revenue. We expect accelerating mobile revenue growth with consistent margins and will continue to invest in the further development of the XRS mobile solution with key integrations to strategic third-party providers thereby creating a whole product that will position us to capitalize on this expanding market.”

Fourth Quarter Results
Fourth quarter of fiscal 2013 net income to common shareholders was $0.1 million, an increase of $0.3 million compared to a net loss to common shareholders of $0.2 million for the same period in fiscal 2012.

Research and development expenses were $3.0 million and $3.8 million for the fourth quarters of fiscal 2013 and 2012, respectively. The decrease in research and development expenses is due to the significant investment in the development of the Company’s new XRS mobile solution during the fourth quarter of fiscal 2012. Comparatively, in the fourth quarter of fiscal 2013, the Company focused on enhancements to the XRS mobile solution's functionality.

XRS Corporation Releases Fiscal 2013 Fourth Quarter Results – Page 2

Selling, general and administrative expenses decreased to $5.1 million, compared to $5.3 million for the comparable period in fiscal 2012. Overall selling, general and administrative expenses remained relatively consistent as a percentage of revenue for the fourth quarters of fiscal 2013 and 2012 at 36 percent and 35 percent, respectively.

The Company reported non-GAAP earnings of $2.1 million, or $0.07 per diluted share for the fourth quarter of fiscal 2013, compared to a non-GAAP earnings of $2.0 million, or $0.07 per diluted share for the same period in fiscal 2012.

Full Year Results
Important developments for the fiscal year include:

•	Mobile software revenue grew 20 percent in fiscal 2013 compared to the same period in the prior year .

•	Overall gross margin improved to 60 percent of revenue for fiscal 2013 compared to 51 percent for fiscal 2012 as the result of the continuing shift to software revenue.

•	Net income of $0.9 million contributed to positive free cash flow of $5.6 million for fiscal 2013, compared to a negative free cash flow of $3.8 million for fiscal 2012.

•	The Company signed 322 new mobile customers during fiscal 2013.

The Company reported net income to common shareholders of $0.6 million for the fiscal year ended September 30, 2013 compared to net loss to common shareholders of $10.2 million for the previous fiscal year.

For the year ended September 30, 2013, mobile software revenue increased 20 percent, while total software revenue decreased slightly from the comparable period in fiscal 2012. The decrease in total revenue from $63.1 million for the year ended September 30, 2012 to $56.2 million for the comparable period in fiscal 2013 largely was the result of decreased hardware revenue as customers continue to adopt mobile solutions with no upfront hardware costs.

For the year ended September 30, 2013, the Company reported non-GAAP earnings of $8.6 million, or $0.31 per diluted share, compared to $2.4 million, or $0.09 per diluted share, for the comparable period in fiscal 2012, an increase of $6.2 million.

XRS Corporation Releases Fiscal 2013 Fourth Quarter Results – Page 3

As of September 30, 2013, the Company maintained a debt-free balance sheet with $10.4 million in cash. Free cash flow was a positive $5.6 million for the year ended September 30, 2013, compared to a negative $3.8 million for the comparable period in fiscal 2012. Working capital increased $3.4 million to $13.0 million as of September 30, 2013, compared to $9.6 million in working capital as of September 30, 2012.

Summary of revenue and gross margins (deficits) is as follows (in thousands, except percentage data):

	For the Three Months Ended		For the Year Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue:
Software	$11,062	$12,233	$45,675	$47,455
Hardware systems	2,771	2,325	9,340	13,893
Services	268	429	1,181	1,741
Total revenue	$14,101	$14,987	$56,196	$63,089

Gross margins (deficits):
Software	72%	76%	73%	73%
Hardware systems	28%	(20%)	18%	(10%)
Services	(103%)	1%	(92%)	(34%)
Total gross margin	60%	59%	60%	51%

XRS Corporation Outlook
Looking ahead to fiscal 2014, the Company plans to focus on the following strategic objectives:

1.	Invest resources to ensure continued success in the deployment of the XRS mobile solution, which offers a cost-efficient, easy to install electronic logging device to small and mid-size fleets.

2.	Align with strategic third-party providers to broaden the capabilities of the XRS mobile solution to meet the more complex demands of larger fleets.

3.	Continue to drive near-term mobile-based sales to small to mid-sized fleets with the XRS solution and offer on-going support and service to our existing Turnpike, XataNet and MobileMax customers.

4.
Remain diligent in positioning XRS Corporation for long-term financial success that strives to capitalize on a growing market as the result of the mobile revolution converging with the recent government mandates.

Non-GAAP vs. GAAP Financial Measures
To assist investors in understanding the Company’s financial performance, the Company supplements the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP earnings, non-GAAP

XRS Corporation Releases Fiscal 2013 Fourth Quarter Results – Page 4

earnings per diluted share, working capital and free cash flow. These non-GAAP financial measures are useful to investors for evaluating the Company’s historical and prospective financial performance, as well as our performance relative to competitors. Management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its ongoing business operations and to make operating decisions. These non-GAAP financial measures are among the primary factors management uses in planning for and forecasting future period performance. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of the Company’s ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

The end of this release contains a description of the non-GAAP financial measures and/or a reconciliation of the specific non-GAAP financial measures to the nearest comparable GAAP measures.

About XRS Corporation
XRS Corporation delivers fleet management and compliance software solutions to the trucking industry to help maintain regulatory compliance and reduce operating costs. XRS Corporation is leading the trucking industry's migration to mobile devices for collecting and analyzing compliance and management data. Its mobility-based products have no upfront hardware costs and run on smartphones, tablets and rugged handhelds. XRS Corporation has sales and distribution partnerships with the major wireless carriers supporting the U.S. and Canadian trucking industries.

Through XRS Corporation's solutions: XRS, Turnpike, XataNet and MobileMax, we serve 111,000 subscriptions through 1,300 customers. Our various solutions help fleet managers, dispatchers and drivers collect, sort, view and analyze data to help reduce costs, increase safety, attain compliance with governmental regulations and improve customer satisfaction.

For more information, visit www.xrscorp.com or call 1-800-745-9282.

Cautionary note regarding forward-looking statements
This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of continuing operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk

XRS Corporation Releases Fiscal 2013 Fourth Quarter Results – Page 5

Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xrscorp.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

XRS Corporation Releases Fiscal 2013 Fourth Quarter Results – Page 6

XRS Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended September 30,		For the Year Ended September 30,
(In thousands, except per share data)	2013	2012	2013	2012

Revenue
Software	$11,062	$12,233	$45,675	$47,455
Hardware systems	2,771	2,325	9,340	13,893
Services	268	429	1,181	1,741
Total revenue	14,101	14,987	56,196	63,089

Cost of goods sold	5,691	6,157	22,268	30,657
Selling, general and administrative	5,117	5,287	21,057	24,459
Research and development	3,013	3,819	11,734	14,798
Impairment of intangible asset	—	—	—	3,500
Total costs and expenses	13,821	15,263	55,059	73,414

Operating income (loss)	280	(276)	1,137	(10,325)
Net interest and other (expense) income	(34)	33	(116)	(264)

Income (loss) before income taxes	246	(243)	1,021	(10,589)
Income tax expense (benefit)	104	(80)	155	(550)

Net income (loss)	142	(163)	866	(10,039)

Preferred stock dividends and deemed dividends	(60)	(58)	(235)	(177)

Net income (loss) to common shareholders	$82	$(221)	$631	$(10,216)

Net income (loss) per common share:
Basic	$0.01	$(0.02)	$0.06	$(0.95)
Diluted	$—	$(0.02)	$0.03	$(0.95)

Weighted average common and common share equivalents:
Basic	10,883	10,795	10,844	10,734
Diluted	28,814	10,795	28,028	10,734

XRS Corporation Releases Fiscal 2013 Fourth Quarter Results – Page 7

XRS Corporation
Consolidated Balance Sheets

	September 30,	September 30,
(In thousands)	2013	2012
	(Unaudited)
Current assets
Cash and cash equivalents	$10,445	$7,120
Accounts receivable, net	6,864	7,835
Inventories	1,710	3,811
Deferred product costs	625	770
Prepaid expenses and other current assets	1,417	1,406
Total current assets	21,061	20,942

Equipment and leasehold improvements, net	5,980	7,313
Intangible assets, net	4,578	6,487
Goodwill	16,640	17,288
Deferred product costs, net of current portion	213	425
Other assets	667	351
Total assets	$49,139	$52,806

Current liabilities
Revolving line of credit	$—	$2,300
Accounts payable	2,885	3,436
Accrued expenses	4,560	4,832
Deferred revenue	1,886	2,314
Total current liabilities	9,331	12,882

Deferred revenue, net of current portion	496	1,077
Deferred tax liabilities	—	9
Other long-term liabilities	62	314
Total liabilities	9,889	14,282

Shareholders' equity
Preferred stock	44,524	44,292
Common stock	109	108
Additional paid-in capital	50,674	49,979
Accumulated deficit	(56,688)	(57,319)
Accumulated other comprehensive income	631	1,464
Total shareholders' equity	39,250	38,524
Total liabilities and shareholders' equity	$49,139	$52,806

XRS Corporation Releases Fiscal 2013 Fourth Quarter Results – Page 8

XRS Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended
	September 30,
(In thousands)	2013	2012

Operating activities
Net income (loss)	$866	$(10,039)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,783	8,013
Impairment of intangible asset	—	3,500
Amortization of deferred financing costs	81	32
Deferred income taxes	(9)	(617)
Loss on sale or disposal of equipment and leased equipment	80	76
Stock-based compensation	644	789
Reversal of unearned cash portion of contingent earn-out	—	(51)
Changes in assets and liabilities:
Accounts receivable, net	956	1,298
Inventories, net	2,062	(437)
Deferred product costs	356	810
Prepaid expenses and other assets	(171)	(48)
Accounts payable	(657)	(1,787)
Accrued expenses and other liabilities	(513)	(519)
Deferred revenue	(1,004)	(1,926)
Net cash provided by (used in) operating activities	9,474	(906)

Investing activities
Purchase of equipment and leasehold improvements	(3,526)	(2,943)
Capitalized software development	(355)	—
Proceeds from the sale of equipment	16	2
Net cash used in investing activities	(3,865)	(2,941)

Financing activities
Revolving line of credit	(2,300)	2,300
Payments on debt obligations	—	(3,627)
Deferred financing costs	(50)	(97)
Proceeds from exercise of options	51	—
Net cash used in financing activities	(2,299)	(1,424)

Effects of exchange rate on cash	15	(16)

Increase (decrease) in cash and cash equivalents	3,325	(5,287)

Cash and cash equivalents
Beginning	7,120	12,407
Ending	$10,445	$7,120

XRS Corporation Releases Fiscal 2013 Fourth Quarter Results – Page 9

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Non-GAAP Earnings and Non-GAAP Earnings Per Diluted Share

	For the Three Months Ended September 30,		For the Year Ended September 30,
(In thousands, except per share data)	2013	2012	2013	2012

Net income (loss) to common shareholders	$82	$(221)	$631	$(10,216)

Adjustments:
Depreciation & amortization expense	1,703	1,695	6,783	8,013
Impairment of intangible asset	—	—	—	3,500
Stock-based compensation	146	161	644	789
Net interest expense	27	16	95	320
Preferred stock dividends and deemed dividends	60	58	235	177
Income taxes	104	(80)	155	(550)
Other	—	400	50	400
Total adjustments	2,040	2,250	7,962	12,649

Non-GAAP earnings	$2,122	$2,029	$8,593	$2,433

Non-GAAP earnings per diluted share	$0.07	$0.07	$0.31	$0.09

Shares used in calculating non-GAAP earnings per diluted share	28,814	27,344	28,028	27,260

Working Capital

	September 30,	September 30,
(In thousands)	2013	2012

Current assets	$21,061	$20,942
Current liabilities	(9,331)	(12,882)
Net current assets	11,730	8,060
Current portion of deferred revenue net deferred costs	1,261	1,544
Working capital	$12,991	$9,604

XRS Corporation Releases Fiscal 2013 Fourth Quarter Results – Page 10

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Free Cash Flow

	For the Three Months Ended September 30,		For the Year Ended September 30,
	2013	2012	2013	2012

Net cash provided by (used in) operating activities	$2,294	$(583)	$9,474	$(906)
Net cash used in investing activities:
Purchase of equipment and leasehold improvements	(194)	(35)	(513)	(2,012)
Purchase of Relay assets	(1,008)	(372)	(3,013)	(931)
Capitalized software development	—	—	(355)	—
Proceeds from the sale of equipment	—	—	16	2
Net cash used in investing activities	(1,202)	(407)	(3,865)	(2,941)

Free cash flow	$1,092	$(990)	$5,609	$(3,847)